UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 5, 2014

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2014, Washington Trust Bancorp, Inc. (“Corporation”) and The Washington Trust Company (the “Bank”) entered into a First Amendment to Change In Control Agreement (“Amendment”) with certain executive officers of the Corporation and the Bank, including named executive officers Joseph J. MarcAurele, Edward O. Handy III, Mark K. Gim, and James M. Hagerty.

Prior to the execution of the Amendment, all payments and benefits that would otherwise have been provided to the executive in connection with a change in control ("Aggregate Payments") would be reduced to the minimum extent necessary so that no portion would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.  The Amendment provides a "best net after-tax" payment approach that would reduce Aggregate Payments only if such reduction would result in the executive receiving greater amounts of payments and benefits on a net after-tax basis.  The Amendment further provides that the determination of whether a reduction shall apply will be made by a nationally recognized accounting firm.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	10.1	Form of First Amendment to Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: August 8, 2014	By:	/s/ David V. Devault
David V. Devault
Vice Chairman, Secretary and Chief Financial Officer